Exhibit 6b

                       REGIONS MORGAN KEEGAN SELECT FUNDS
                              50 North Front Street
                            Memphis, Tennessee 38103


February ___, 2005

Morgan Asset Management, Inc.
417 North 20th Street
Birmingham, Alabama  35203

Dear Ladies and Gentlemen:

     Regions Morgan Keegan Select Funds (the "Fund"), a Massachusetts business trust, has entered into an Investment Advisory Agreement with you dated as of February ___, 2005. Under the Investment Advisory Agreement, the Fund agrees to pay you an investment advisory fee (the "Advisory Fee") in connection with certain of the Fund's series. In consideration of the Fund agreeing to enter into the Investment Advisory Agreement with you, you hereby agree to waive payment of a portion of the Advisory Fee, pursuant to the following schedule:


        SERIES                    CLASS A FEE WAIVER         CLASS I FEE WAIVER

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Regions Morgan Keegan
Select LEADER Money                       0.15%                      0.15%
Market Fund
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Regions Morgan Keegan
Select LEADER Tax-Exempt                  0.30%                      0.30%
Money Market Fund
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Regions Morgan Keegan
Select LEADER Intermediate
Bond Fund                                 0.02%                      0.02%
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Regions Morgan Keegan
Select LEADER Tax-Exempt                  0.35%                      0.35%
Bond Fund
--------------------------------------------------------------------------------
Regions Morgan Keegan
Select LEADER Balanced                    0.20%                      0.20%
Fund
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Regions Morgan Keegan
Select LEADER Growth                      0.05%                      0.05%
Equity Fund
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     You agree that the Fund will not be required to  reimburse  you for amounts waived pursuant to this Agreement. The Fund agrees to furnish or otherwise make available to you such copies of its financial statements, reports, and other information relating to its business and affairs as you may, at any time or from time to time, reasonably request in connection with this Agreement.

     This Agreement is made and to be performed principally in the State of Tennessee, and except insofar as the Investment Company Act of 1940, as amended, or other federal laws and regulations may be controlling, this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Tennessee. Any amendment to this Agreement shall be in writing signed by the parties hereto.

     It is expressly agreed that the obligations of the Fund hereunder shall not be binding upon any of the Board of Trustees (the "Board"), shareholders, nominees, officers, agents or employees of the Fund personally, but shall bind only the trust property of the Fund. The execution and delivery of this Agreement have been authorized by the Board, and this Agreement has been signed and delivered by an authorized officer of the Fund, acting as such, and neither such authorization by the Board nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Fund as provided in the Fund's Declaration of Trust.

     If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart hereof and return the same to us.

                                          Very truly yours,

                                          REGIONS MORGAN KEEGAN SELECT FUNDS



                                          By:
                                                 -------------------------------
                                          Title: President


The foregoing agreement is hereby
accepted as of  February ___, 2005

MORGAN ASSET MANAGEMENT, INC.


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By:
       ------------------------------
Title: President